Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Michael H. Magusiak
August 5, 2010	President and Chief Executive Officer
3:05 p.m. Central Time	(972) 258-5509

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE SECOND QUARTER OF FISCAL 2010

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for the second quarter ended July 4, 2010. Total quarterly revenues decreased 2.1% to $181.0 million during the second quarter of 2010 from total quarterly revenues of $184.8  million in the second quarter of 2009. Second quarter 2010 comparable store sales on a same calendar week basis (comparing weeks 14 through 26 of fiscal year 2010 to weeks 15 through 27 of fiscal year 2009) decreased 2.2%.

Net earnings for the second quarter ended July 4, 2010, were $4.8 million compared to net earnings of $9.0 million in the second quarter of 2009. Diluted earnings per share decreased to $0.22 for the second quarter of 2010, compared to $0.39 in the second quarter of 2009. A tax adjustment was recorded during the second quarter of 2010 that unfavorably impacted diluted earnings per share by $0.13. Diluted earnings per share between the two quarters was impacted by the Company’s repurchase of approximately 2.7 million shares of its common stock since the beginning of the second quarter of 2009.

For the first six months of 2010, total revenues decreased 1.3% to $427.3 million compared to total revenues of $432.9  million in the first six months of 2009. Comparable store sales for the first six months of 2010 on a same calendar week basis (comparing weeks 1 through 26 of fiscal year 2010 to weeks 2 through 27 of fiscal year 2009) decreased 0.5%. Total reported revenues for the first six months of 2010 were impacted by one additional operating week in the Company’s 2009 fiscal year which caused the seasonally strong first week of the 2010 calendar year to shift into the fourth fiscal quarter of 2009 instead of in the first fiscal quarter of 2010.

Net earnings for the first six months of 2010 were $38.6 million compared to net earnings of $43.0 million in the first six months of 2009. Diluted earnings per share decreased to $1.77 for the first six months of 2010, compared to $1.86  in the first six months of 2009, and was impacted by the $0.13 tax adjustment recorded during the second quarter of 2010. Diluted earnings per share between the two periods was also impacted by the Company’s repurchase of approximately 2.7 million shares of its common stock since the beginning of the first quarter of 2009.

Michael Magusiak, President and Chief Executive Officer, stated that, “I am very disappointed with the 2.2% decrease in same week comparable store sales during the second quarter.  I believe there were a number of factors that accounted for our weak sales performance, including the reduction of discounts in many of our coupon offers, an economic slowdown in June, and very strong box office receipts for kids’ and family movies. Certain coupon strategies have already been modified in July. In addition, on July 17, we began airing a national television commercial featuring a $9.99 summer special large cheese pizza.  I believe that the modification of some of these sales strategies in July has contributed to a same week comparable sales increase of 2.1% during the first four weeks of the third quarter.”

Magusiak further stated, “Considering the current economic environment with unemployment rates near 10%, I remain cautious about our sales outlook.  However, despite my disappointment in the second quarter, we have a solid strategic plan and a business that continues to generate significant free cash flow.  We intend to execute our sales and growth strategies, including the enhancement of our coupon offers, and expect positive comparable store sales in the second half of 2010.”

Business Outlook:
Based on its current estimates, the Company is projecting fiscal year 2010 diluted earnings per share to be in a range of $2.52 to $2.62. This guidance incorporates the following assumptions:
•	comparable store sales for the last six months of the year, on a calendar week basis, flat to up 2.0%;
•	eight additional Company-owned stores, including two franchise acquisitions, during the last six months of the year;
•	average cheddar block prices in a range of $1.57 to $1.65 per pound for the second half of 2010;
•	fiscal year 2010 depreciation and rent expense will grow 4% and 3%, respectively;
•	fiscal year 2010 advertising expense as a percentage of total revenue will decrease approximately 0.2 percentage points;
•	effective tax rate of approximately 38.0% for the second half of 2010;
•	total fiscal year 2010 capital expenditures will range from $100.0 million to $103.0 million;
•	intent to repurchase Company common stock on an opportunistic basis.

Second Quarter 2010 Conference Call:
The Company will host a conference call Thursday, August 5, 2010, at 3:30 p.m. Central Time to discuss its second quarter 2010 financial results and outlook for the 2010 fiscal year. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, September 24, 2010.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Free Cash Flow and diluted earnings per share excluding the benefit of the extra week in fiscal year 2009. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. A reconciliation of the most directly comparable GAAP financial measure to Free Cash Flow is set forth in a table accompanying this release. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The Company believes that presenting fiscal year 2009 diluted earnings per share excluding the estimated benefit of the extra week provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth.  The Company believes that an understanding of the impact of the 53rd operating week in fiscal 2009 on diluted earnings per share provides a more meaningful understanding of the Company’s performance because the periods being compared consist of a different number of weeks. A reconciliation of reported diluted earnings per share to diluted earnings per share excluding the estimated impact of the 53rd week is set forth in a table accompanying this release.

The Company believes that presenting estimated diluted earnings per share for the full fiscal year 2010 excluding the impact of second quarter 2010 unfavorable tax charges provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth. The Company believes that an understanding of the impact of the second quarter 2010 unfavorable tax charges on estimated diluted earnings per share for the full fiscal year 2010 provides a more meaningful understanding of the Company’s performance because the impact of this matter may be considered an isolated occurrence. A reconciliation of estimated diluted earnings per share for the full fiscal year 2010 to estimated diluted earnings per share for the full fiscal year 2010 excluding the impact of second quarter 2010 unfavorable tax charges is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:
Celebrating over 30 years of success as a place Where a Kid can be a Kid®, CEC Entertainment, Inc. is a nationally recognized leader in family dining and entertainment.  Chuck E. Cheese's stores feature musical and comic entertainment by robotic and animated characters, arcade-style and skill oriented games, video games, rides and other activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company and its franchisees operate a system of 546 Chuck E. Cheese's stores located in 48 states (excluding Wyoming and Vermont) and six foreign countries or territories.  Currently, 500 locations in the United States and Canada are owned and operated by the Company. For more information, see the Company’s website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2010. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Competition in both the restaurant and entertainment industries;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Adverse affects of local conditions, events and natural disasters;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Conditions in foreign markets;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems;

•	Application of and changes in generally accepted accounting principles; and

•	Failure to establish, maintain and apply adequate internal control over financial reporting.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended				Six Months Ended
	July 4,		June 28,		July 4,		June 28,
	2010		2009		2010		2009

REVENUES
Food and beverage sales	$89,064	49.2%	$91,123	49.3%	$210,080	49.2%	$219,602	50.7%
Entertainment and merchandise sales	91,065	50.3%	92,676	50.2%	215,249	50.4%	211,257	48.8%

Company store sales	180,129	99.5%	183,799	99.5%	425,329	99.5%	430,859	99.5%
Franchise fees and royalties	857	0.5%	996	0.5%	1,984	0.5%	2,069	0.5%

Total revenues	180,986	100.0%	184,795	100.0%	427,313	100.0%	432,928	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (1)	19,967	22.4%	20,612	22.6%	47,586	22.7%	47,758	21.7%
Cost of entertainment and merchandise (2)	7,736	8.5%	8,360	9.0%	17,786	8.3%	19,124	9.1%

Cost of food, beverage, entertainment and merchandise(3)	27,703	15.4%	28,972	15.8%	65,372	15.4%	66,882	15.5%
Labor expenses (3)	51,777	28.7%	52,449	28.5%	112,372	26.4%	112,945	26.2%
Depreciation and amortization (3)	19,836	11.0%	19,040	10.4%	39,442	9.3%	37,954	8.8%
Rent expense (3)	17,440	9.7%	16,719	9.1%	34,926	8.2%	33,633	7.8%
Other store operating expenses (3)	29,698	16.5%	30,285	16.5%	60,732	14.3%	60,409	14.0%

Total Company store operating costs (3)	146,454	81.3%	147,465	80.2%	312,844	73.6%	311,823	72.4%
Advertising expense	8,385	4.6%	8,637	4.7%	17,422	4.1%	18,681	4.3%
General and administrative expenses	11,436	6.3%	11,738	6.4%	25,121	5.9%	26,255	6.1%

Total operating costs and expenses	166,275	91.9%	167,840	90.8%	355,387	83.2%	356,759	82.4%

Operating income	14,711	8.1%	16,955	9.2%	71,926	16.8%	76,169	17.6%

Interest expense	3,442	1.9%	3,095	1.7%	6,112	1.4%	6,169	1.4%

Income before income taxes	11,269	6.2%	13,860	7.5%	65,814	15.4%	70,000	16.2%

Income taxes	6,491	3.6%	4,866	2.6%	27,174	6.4%	26,953	6.2%

Net income	$4,778	2.6%	$8,994	4.9%	$38,640	9.0%	$43,047	9.9%

Earnings per share:
Basic	$0.22		$0.39		$1.77		$1.88
Diluted	$0.22		$0.39		$1.77		$1.86

Weighted average shares outstanding:
Basic	21,544		23,048		21,810		22,933
Diluted	21,592		23,214		21,849		23,104

Percentages are expressed as a percent of total revenues (except as otherwise noted).
(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.
Due to rounding, percentages presented in the table above may not add.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	July 4,	January 3,
	2010	2010
ASSETS

Current assets:
Cash and cash equivalents	$14,649	$17,361
Other current assets	48,159	62,354
Total current assets	62,808	79,715
Property and equipment, net	661,729	662,747
Other noncurrent assets	8,284	1,804

Total assets	$732,821	$744,266

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$915	$881
Other current liabilities	88,818	79,858
Total current liabilities	89,733	80,739
Debt, less current portion	341,552	364,929
Other noncurrent liabilities	124,436	130,685
Total liabilities	555,721	576,353

Stockholders’ equity	177,100	167,913

Total liabilities and stockholders’ equity	$732,821	$744,266

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	July 4,	June 28,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$38,640	$43,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,868	38,422
Deferred income taxes	(7,793)	1,968
Stock-based compensation expense	3,653	4,183
Other adjustments	429	517
Changes in operating assets and liabilities:
Operating assets	5,715	9,704
Operating liabilities	20,406	(6,213)

Net cash provided by operating activities	100,918	91,628

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(43,074)	(32,990)
Other investing activities	(4,040)	(136)

Net cash used in investing activities	(47,114)	(33,126)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on revolving credit facility	(22,900)	(54,250)
Exercise of stock options	4,629	14,749
Payment of taxes for returned restricted shares	(2,742)	(1,351)
Treasury stock acquired	(35,555)	(20,083)
Other financing activities	134	1,451

Net cash used in financing activities	(56,434)	(59,484)

Effect of foreign exchange rate changes on cash	(82)	(270)

Change in cash and cash equivalents	(2,712)	(1,252)

Cash and cash equivalents at beginning of period	17,361	17,769

Cash and cash equivalents at end of period	$14,649	$16,517

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$9,161	$9,882	$100,918	$91,628
Less:
Capital expenditures	22,120	17,248	43,074	32,990
Free Cash Flow	$(12,959)	$(7,366)	$57,844	$58,638

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

The following table sets forth diluted earnings per share (“Diluted EPS”) excluding the estimated impact of the additional 53rd operating week in fiscal 2009:

Fiscal
2009
(Unaudited)
Diluted earnings per share:
As reported	$2.67
Less:
Estimated 53rd -week impact	(.17)
Diluted EPS excluding estimated 53rd -week impact	$2.50

The Company’s 2009 fiscal year consisted of 53 weeks as compared to 52 weeks in 2010, resulting in the 2009 fiscal year having one additional operating week as compared to the 2010 fiscal year. The Company estimates that the additional operating week benefited the fourth quarter and fiscal year-end diluted earnings per share approximately $0.17. The Company believes that presenting fiscal year 2009 diluted earnings per share excluding the estimated benefit of the extra week provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth.  The Company believes that an understanding of the impact of the 53rd operating week in fiscal 2009 on diluted earnings per share provides a more meaningful understanding of the Company’s performance because the periods being compared consist of a different number of weeks.

The following table sets forth estimated diluted earnings per share (“Estimated Diluted EPS”) for the period shown excluding the impact of the second quarter of 2010 unfavorable tax charges:

	Full Fiscal Year 2010
	Estimated †
	(Unaudited)

Estimated Diluted EPS	$2.52	$2.62
Plus:
Second quarter 2010 unfavorable tax charges	.13	.13
Estimated Diluted EPS excluding second quarter of 2010 unfavorable tax charge	$2.65	$2.75

†	Ranges are provided only to reflect possible variability and are not intended to sum to an estimated amount.

The Company’s historical Diluted EPS includes the effect of unfavorable discrete adjustments recorded to income tax expense during the second quarter of 2010. The Company believes that presenting Estimated Diluted EPS for the full fiscal year 2010 excluding the impact of second quarter 2010 unfavorable tax charges provides useful information to the Company, investors and other interested parties about the Company’s year-over-year results and projected growth. The Company believes that an understanding of the impact of the second quarter 2010 unfavorable tax charges on estimated diluted earnings per share for the full fiscal year 2010 provides a more meaningful understanding of the Company’s performance because the impact of this matter may be considered an isolated occurrence.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Three Months Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2010	2009	2010	2009

Number of Company-owned stores:
Beginning of period	498	495	497	495
New	-	1	-	1
Acquired from franchisees	-	-	1	-
Closed	-	-	-	-
End of period	498	496	498	496

Number of franchised stores:
Beginning of period	48	47	48	46
New	-	1	1	2
Acquired by the Company	-	-	(1)	-
Closed	-	-	-	-
End of period	48	48	48	48

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